EXHIBIT 99.1

Eagle Bancorp Montana Announces Executive Management Succession Strategy

HELENA, Mont., March 16, 2022 (GLOBE NEWSWIRE) -- Eagle Bancorp Montana, Inc. (NASDAQ: EBMT), (the “Company,” “Eagle”), the holding company of Opportunity Bank of Montana (the “Bank”), today announced that Peter J. Johnson, President and Chief Executive Officer, will retire at the end of the year. The Board of Directors has named Laura Clark, the current Executive Vice President, Chief Financial Officer and Chief Operating Officer of the Company, to succeed the position of President of the Company and the Bank, effective April 1, 2022. She will also join the Board of Directors at that time. Following Mr. Johnson’s retirement on December 31, 2022, Ms. Clark will assume the responsibilities of President and Chief Executive Officer of the Company and the Bank.

“Pete has been a remarkable leader and a highly effective CEO, and we wish him every happiness in his well-deserved retirement as we continue to build on his legacy,” stated Rick Hays, Chairman of the Board. “During his tenure, he has navigated the Company through a period of significant change, including over the course of the Great Recession and the global pandemic, and he has fostered a culture that continues to differentiate us in the marketplace.” Mr. Johnson has been with the Bank since 1981 and has held the title of President and Chief Executive Officer of the Company since 2007. He was responsible for taking the Company through its second step IPO in 2010, guiding the Bank through a branch acquisition and four whole bank acquisitions and contributing to the growth of Eagle from $240 million in assets at June 30, 2007, to $1.44 billion in assets at December 31, 2021. Mr. Johnson will continue to serve on the Company’s Board of Directors.

“Laura has extensive and broad experience in Montana banking, and is one of the most respected bankers in our Montana markets. She has earned this opportunity,” said Mr. Johnson. Ms. Clark joined Eagle in 2014 as Senior Vice President and Chief Financial Officer. Over the past 8 years, Ms. Clark’s strategic contributions have helped the Company to grow in both regional footprint as well as customer product offerings and services.

Prior to joining Eagle, Ms. Clark had served as the Senior Vice President and Chief Financial Officer of the Bank of Bozeman since 2005. Her experience spans over 40 years and includes a variety of executive positions with First National Bancorp, Bankers Resource Center, Security Bank, Bank of Montana System and Montana Bancsystem. Ms. Clark holds a Bachelor of Arts degree in Business and Spanish from Montana State University in Billings, Montana, after completing her studies at the University of Salamanca, Spain. She also serves as a Board Member of Exploration Works and Montana Independent Bankers, and is a member of the Helena Rotary Club.

To complement the transition, Miranda Spaulding will be promoted to Senior Vice President/Chief Financial Officer effective April 1, 2022. Ms. Spaulding, CPA, was promoted to Vice President in 2018 and is currently the Corporate Financial Director. She has been with the Bank since 2013 and has over 20 years of experience in financial reporting for public companies. Ms. Spaulding holds a Bachelor of Science degree in Business-Accounting Option, and a Master of Professional Accountancy degree from Montana State University. She is a certified public accountant and a member of the Montana Society of CPAs, as well as the American Institute of CPAs. Additionally, Ms. Spaulding is on the Steering Committee for Intermountain’s Festival of Trees.

“Taking a methodical and thoughtful approach to this transition was important to us,” said Hays. “We wanted to ensure that our customers, employees and shareholders feel confident with the planned transition in leadership. We have been very fortunate to have been led by Pete and the team he has built these past 15 years. We firmly believe that Laura and Miranda and the team will continue with the same dedication and enthusiasm.”

About the Company

Eagle Bancorp Montana, Inc. is a bank holding company headquartered in Helena, Montana, and is the holding company of Opportunity Bank of Montana, a community bank established in 1922 that serves consumers and small businesses in Montana through 23 banking offices. Additional information is available on the Bank’s website at www.opportunitybank.com. The shares of Eagle Bancorp Montana, Inc. are traded on the NASDAQ Global Market under the symbol “EBMT.”

Forward Looking Statements

This release may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and may be identified by the use of such words as "believe," “will” "expect," "anticipate," "should," "planned," "estimated," and "potential." These forward-looking statements include, but are not limited to statements of our goals, intentions and expectations; statements regarding our business plans, prospects, mergers, including the proposed transaction with First Community, growth and operating strategies; statements regarding the current global COVID-19 pandemic, statements regarding the asset quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits. These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. These factors include, but are not limited to, changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements; general economic conditions and political events, either nationally or in our market areas, that are worse than expected; the duration and impact of the COVID-19 pandemic, including but not limited to the efficiency of the vaccine rollout, new variants, steps taken by governmental and other authorities to contain, mitigate and combat the pandemic, adverse effects on our employees, customers and third-party service providers, the increase in cyberattacks in the current work-from-home environment, the ultimate extent of the impacts on our business, financial position, results of operations, liquidity and prospects, continued deterioration in general business and economic conditions could adversely affect our revenues and the values of our assets and liabilities, lead to a tightening of credit and increase stock price volatility, and potential impairment charges; competition among depository and other financial institutions; loan demand or residential and commercial real estate values in Montana; the concentration of our business in Montana; our ability to continue to increase and manage our commercial real estate, commercial business and agricultural loans; the costs and effects of legal, compliance and regulatory actions, changes and developments, including the initiation and resolution of legal proceedings (including any securities, bank operations, consumer or employee litigation); inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments; adverse changes in the securities markets; other economic, governmental, competitive, regulatory and technological factors that may affect our operations; cyber incidents, or theft or loss of Company or customer data or money; the effect of our recent acquisitions, including the failure to achieve expected revenue growth and/or expense savings, the failure to effectively integrate their operations and the diversion of management time on issues related to the integration.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. All information set forth in this press release is current as of the date of this release and the company undertakes no duty or obligation to update this information.

Contacts:	Peter J. Johnson, President and CEO
(406) 457-4006
Laura F. Clark, EVP and CFO
(406) 457-4007